SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2003

BRADLEY PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)

Delaware	0-18881	22-2581418
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

383 Route 46 West, Fairfield, New Jersey	07004
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Item 5. Other Events

On April 25, 2003, Bradley Pharmaceuticals, Inc. announced that its motion in the U.S. District Court for the District of New Jersey for a preliminary injunction preventing Dermik Laboratories and Aventis Pharmaceuticals from allegedly infringing aspects of Bradley’s patent concerning the composition and use of its proprietary Carmol(R) 40 urea brand line has been denied. A copy of the related press release is attached hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1- Press Release by Bradley Pharmaceuticals, Inc. dated April 25, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ Daniel Glassman Daniel Glassman Chairman, President and CEO

Dated: April 25, 2003